ALLCITY INSURANCE COMPANY
                           122 Fifth Avenue
                       New York, New York  10011
                             (212) 387-3000

                          --------------------

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          November 18, 1997

                          --------------------

To the Shareholders:

	The Annual Meeting of Shareholders of Allcity Insurance Company (the "Company") will be held at the offices of the Company, 122 Fifth Avenue, New York, New York 10011 on Tuesday, November 18, 1997, at 10:00 a.m. for the following purposes:

		(1) To consider and act upon the election of five members of the Board of Directors of the Company.

		(2)  To transact such other business as may
	properly come before the Meeting.

	Shareholders of record as of the close of business on October 20, 1997 are entitled to vote at and take part in the business of the Meeting.

	All shareholders are urged to participate either by sending in their proxies or by attending the Meeting in person.



					John R. Petrowski
					Corporate Secretary
October 22, 1997


IMPORTANT FOR ALL SHAREHOLDERS

It is important that your shares be represented at the Annual
Meeting of Shareholders. To be sure your interests are represented, please sign and return promptly the enclosed proxy in the envelope provided. No postage is required.

                        ALLCITY INSURANCE COMPANY
                            122 Fifth Avenue
                        New York, New York  10011
                              (212) 387-3000

                           --------------------

                              PROXY STATEMENT

                           --------------------

                      ANNUAL MEETING OF SHAREHOLDERS

                             November 18, 1997

	This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Allcity Insurance Company (the "Company"), to be held on November 18, 1997 at the offices of the Company, 122 Fifth Avenue, New York, New York 10011. This proxy statement and the accompanying form of proxy are being sent to shareholders on or about the date hereof.

	The enclosed form of proxy is being solicited by the Board of Directors of the Company. Where the shareholder specifies a choice as provided in the form of proxy with respect to the matter to be acted upon, the shares will be voted in accordance with the choice so specified; otherwise they will be voted in accordance with the Board of Directors' recommendations. A shareholder executing and returning a proxy has the power to revoke it before it is voted by sending written notice or a subsequently executed and dated proxy to the Company at its principal office or by attending the Meeting and voting in person.

	The expense of solicitation of the proxies will be borne by the Company. The solicitation will be made primarily by mail, and directors, officers and regular employees of the Company may solicit proxies by telephone, telecopier, telegram or in person. Brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for the expense of forwarding documents to beneficial owners for whom they hold stock.

             VOTING SECURITIES AND PRINCIPAL HOLDERS

	General. Shareholders of record as of the close of business on October 20, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were outstanding 7,078,625 Common Shares of the Company which entitle shareholders to one vote in person or by proxy for each share held. The following table sets forth, as of the Record Date, information as to ownership of the Company's Common Shares by persons owning more than 5% of such shares. Information as to management's ownership of securities of the Company and the Company's parents is set forth under the caption "ELECTION OF DIRECTORS--Security Ownership of Management."

Name and Address             Amount and Nature        Percent of
                             of Beneficial Ownership  Class

Empire Insurance Company
  ("Empire")                  5,987,401*               84.6%
122 Fifth Avenue
New York, New York 10011


Baldwin Enterprises, Inc.
529 East South Temple
Salt Lake City, Utah  84102     368,607*                5.2%


	Leucadia National Corporation ("Leucadia") controls
Empire and may be considered a "parent" of the Company.

ELECTION OF DIRECTORS

	Pursuant to the Company's Charter and By-laws, the Board of Directors is presently comprised of 14 members who are divided into three classes, Classes I, II and III, serving staggered three-year terms of office. Classes I and III consist of five directors each, while Class II consists of four directors.

	At the Meeting, there will be an election of five Class
I directors, who will serve for a three-year term expiring at the 2000 Annual Meeting of Shareholders. Joseph M. Berlin, Ian M. Cumming, Thomas E. Mara, Joseph S. Steinberg and Daniel G. Stewart are the Board of Directors' nominees for the Class I directorships. All of such persons are presently directors of the Company.

	Although management does not contemplate that any of the nominees will be unable to serve for any reason, in the event that a vacancy unexpectedly occurs, shares represented by valid proxies will be voted for the election of a substitute nominee to be designated by management.

-----------------
* Owned directly with sole voting power and investment power.

	All of the persons named as proxies in the accompanying form of proxy have advised the Company that they intend to vote shares represented by proxies received by them in favor of management's nominees in the election of directors, unless the authority to do so is withheld.

Further Information about Nominees For Directors

	Information about each nominee's position with the Company and Empire and principal occupation appears below.

Class I Directorships (Term Expires at 2000 Annual Meeting of
Shareholders):

JOEL M. BERLIN

	Position:  Director of the Company and Empire since
		1996.

	Principal Occupation:  Senior Vice President of
                Marketing of the Company and Empire since May 1996. Previously, Chairman of the Board and Chief Executive Officer of the Sperry & Hutchinson Co., Inc. ("S&H") (an incentive marketing firm) from April 1993 to May 1996 and President and Chief Operating Officer of S&H from March 1992 to May 1996.

IAN M. CUMMING

	Position: Director of the Company and Empire since 1988.

	Principal Occupation:  Chairman of the
		Board of Leucadia since June 1978.  Director of
                Skywest, Inc. (a Utah-based regional air carrier) since June 1986. Director of M.K. Gold (an international gold mining company) since June 1995.

THOMAS E. MARA

	Position: Director of the Company and Empire since 1994.

	Principal Occupation: Executive Vice President of Leucadia since May 1980 and Treasurer of Leucadia since January 1993.

JOSEPH S. STEINBERG

	Position: Director of the Company and Empire since 1988.

	Principal Occupation:  President since January 1979 and
                Director since December 1978 of Leucadia. Director since June 1988 of Jordan Industries, Inc., a holding company principally engaged in manufacturing. Director of M.K. Gold since June 1995. Chairman of the Board of Colonial Penn Insurance Company ("CPIC") since February 1996.

DANIEL G. STEWART

	Position: Director of the Company and Empire since 1980.

	Principal Occupation:  Independent consulting actuary.
                Previously, Senior Vice President of Mutual Benefit Life Insurance Company from 1985 to November 1991.

Further Information About Directors Continuing in Office

	The following directors are continuing in office for the respective periods indicated and until their successors are elected. Each of these directors was elected previously by the shareholders of the Company to hold such office. Information about each director's position with the Company and Empire and principal occupation appears below.

Class II Directorships (Term Expires at 1998 Annual Meeting of
Shareholders):

MARTIN B. BERNSTEIN

	Position: Director of the Company and Empire since 1988.

	Principal Occupation:  President and Director of
                Ponderosa Fibres of America Inc. (a pulp manufacturer for paper producers).

LOUIS V. SIRACUSANO

	Position: Director of the Company and Empire since 1985.

	Principal Occupation:  Attorney with McKenna, Fehringer,
                Siracusano & Chianese (a law firm) for over five years.

LUCIUS THEUS

	Position: Director of the Company and Empire since 1980.

	Principal Occupation: President, The U.S. Associates
                (consultants in civic affairs, human resources and business management) since 1989. Principal and Director of The Wellness Group, Inc. (a provider of health promotion programs) since 1989; Corporate Director, Civic Affairs, of the Allied Corporation (diversified industrial companies) from 1981 to 1989.

HELEN W. VOGEL

	Position:  Director of the Company and Empire since
		1980.

	Principal Occupation: Teacher of political science at the White Plains, New York, Senior Center for over twenty years.

Class III Directorships (Term Expires at 1999 Annual Meeting of
Shareholders):

FRANCIS M. COLALUCCI

	Position:  Director of the Company and Empire since May
		1996.

	Principal Occupation:  Senior Vice President, Chief
		Financial Officer and Treasurer of the Company and Empire since 1996. Previously, Vice President and Corporate Treasurer of The Continental Corporation from 1991 to 1996.

OLIVER L. PATRELL

	Position:  Director of the Company and Empire since
		1983.

	Principal Occupation:  Independent consultant.
                Previously Chairman of the Board of Directors of CPIC from August 1991 to February 1996. Chief
                Executive Officer of CPIC from August 1991 to May

                1995. President of CPIC from August 1991 to May 1994. Chairman of the Board of the Company and Empire from February 1984 to February 1996. President and Chief Executive Officer of the Company and Empire from February 1983 to August 1991.

RICHARD G. PETITT

	Position:  Chairman of the Board of Directors, President
		and Chief Executive Officer of the Company and Empire since 1996.

	Principal Occupation:  Chairman of the Board of
		Directors, President and Chief Executive Officer of the Company and Empire since 1996. Chairman of the Board and President of Colonial Penn Life Insurance Company since March 1992 and August 1991, respectively. Since September 1983, has served in various executive capacities at Leucadia and its subsidiaries including Vice President of Leucadia and President of the Sperry & Hutchinson Co., Inc.

HARRY H. WISE

	Position: Director of the Company and Empire since 1988.

	Principal Occupation:  President and Director,
		H.W. Associates, Inc. (an investment advisory firm); President and Director, Madison Equity
                Capital Corp. (a sponsor of private investment partnerships).

HENRY H. WULSIN

	Position: Director of the Company and Empire since 1993.

	Principal Occupation:  President since May 1994 and
                Chief Executive Officer since May 1995 of CPIC. Previously, Executive Vice President from August 1991 to May 1994 and Chief Operating Officer from August 1991 to May 1995 of CPIC. Previously, Senior Vice President of the Company and Empire from May 1988 to September 1991.

Security Ownership of Management

	The following table sets forth information concerning beneficial ownership of the Company's Common Shares as of October 15, 1997 by all directors and nominees and by all officers and directors as a group. Each holder shown exercises sole voting and sole investment power of the shares shown opposite his name. Directors and nominees not listed below did not own any of the Company's Common Shares.

Name of Beneficial Owner     Amount and Nature        Percent of
                             of Beneficial Ownership  Class

Ian M. Cumming (1)                   (1)                    (1)
Joseph S. Steinberg (1)              (1)                    (1)
Helen W. Vogel                      200                      *
Harry H. Wise                     1,100                      *


Directors and Officers
as a group (16 persons) (2)

---------------
* Less than 1% of Common Stock.


(1)	Although neither Mr. Cumming nor Mr. Steinberg directly owns any Common Shares of the Company, by virtue of their respective approximately 16% and 15% interest in Leucadia, each may be deemed to be the beneficial owner of a proportionate number of the Common Shares beneficially owned by Leucadia through its 100% ownership of Empire.

(2)	Aside from the beneficial ownership described in note 1 to
this table, various directors and an officer beneficially own in the aggregate less than 1% of the common shares of Leucadia.


	    COMPENSATION OF DIRECTORS AND OFFICERS
	    AND OTHER TRANSACTIONS WITH MANAGEMENT

Compensation

	The Company does not remunerate its officers and directors directly. Officers and directors of the Company are also officers and directors of the Company's parent, Empire, which pays all salaries and directors' fees. All such salaries and fees, and all other operating expenses, are shared by the Company and Empire pursuant to a pooling arrangement under which 30% of such expenses are charged to the Company.

	The following table sets forth certain information for the fiscal year ended December 31, 1996 concerning the Company's

30% share of the cash compensation and other benefits paid to, or accrued for, Richard G. Petitt, the Chief Executive Officer of the Company and Andrew W. Attivissimo, who was Chief Executive Officer of the Company in 1995. These are the only executive officers whose compensation paid, or accrued for, under the pooling arrangement exceeded $100,000 for 1996.

                SUMMARY COMPENSATION TABLE


                                                        Long Term
Name and Principal          Annual Compensation         Compensation

                                                        LTIP          All Other
                                    Salary    Bonus     Payouts       Compensation
                          Year      ($)       ($)       ($)           ($)

Richard G. Petitt         1996        86,674   150,000          0        8,844 (a)
President and C.E.O.

Andrew W. Attivissimo     1996        87,791    30,000     69,631       89,397 (c)
President and C.E.O.      1995        78,906         0     30,497 (b)   72,876 (d)
                          1994        75,018    42,300     39,985 (b)   79,961 (e)

(a)	Includes Salary Cap Restoration Plan ($3,450), Pension Plan
        ($4,455) and Company match of 401(k) plan ($939).
(b)	Contributions made to a trust pursuant to the Empire Long
        Term Incentive Plan.
(c)	Includes Supplemental Retirement Plan ($86,698), Pension Plan
        ($1,856), income from Empire Long Term Incentive Plan units ($599) and Company match of 401(k) plan ($244).
(d)	Includes Supplemental Retirement Plan ($58,090), Pension Plan
        ($5,325), income from Empire Long Term Incentive Plan units ($9,217) and Company match of 401(k) plan ($244).
(e)	Includes Supplemental Retirement Plan ($71,558), Pension Plan
        ($6,187), income from Empire Long Term Incentive Plan units ($2,021) and Company match of 401(k) plan ($195).


	The Company does not directly remunerate directors. The directors of the Company and Empire who are not employees of Empire and the Company were paid an annual fee of $5,000. In addition, eligible directors receive $1,500 for each joint board meeting attended. For attendance at a meeting of a committee of the joint board, such directors receive $1,500 per meeting. In addition, each Chairperson of a Committee is entitled to $500 per annum. All fees paid to such directors are shared in accordance with the pooling arrangement.

	In February 1996, Mr. Patrell retired as Chairman of the Board of Directors and Chief Executive Officer of the Company and Empire; he remains a Director of Empire and the Company. Upon his retirement, Leucadia agreed to pay to Mr. Patrell the amount of $1,000,000, of which $333,333 was paid by Empire. Pursuant to the pooling arrangement, the Company contributed 30% of the compensation paid to Mr. Patrell. Mr. Patrell agreed not to compete against Leucadia or its affiliated entities for a two year period of time.

	Mr. Attivissimo was employed pursuant to an Employment Agreement which was to terminate on December 31, 1996. The Employment Agreement was to continue from year to year thereafter unless the period of employment was terminated at the end of a calendar year by either Mr. Attivissimo or Empire on at least six months written notice. In May 1996, Mr. Attivissimo retired from his positions as an officer and director of the Company and Empire. Pursuant to the terms of his Employment Agreement, Mr. Attivissimo will continue to be paid his normal salary at the rate of $240,000 per annum until December 31, 1997. In addition, Mr. Attivissimo received a lump sum supplemental retirement benefit of $1,901,000, $482,375 under Empire's Long Term Incentive Plan and title to an automobile having a book value of approximately $13,000. Pursuant to the pooling arrangement, the Company is obligated to pay 30% of the compensation and cost of benefits payable to Mr. Attivissimo.

Pension Plan

	The Empire Insurance Group Employees' Retirement (1985) Plan (the "Pension Plan") covers all eligible employees of the Company and Empire and is operated by the Company and Empire under the pooling arrangement. Each Company employee is eligible to participate in the Pension Plan once he attains age 21 and completes a year of service consisting of a minimum of 1,000 credited hours. A participant's monthly retirement benefit, payable at age 65, normal retirement age under the Pension Plan, is equal to (a) the sum of 1.30% of the first $833 per month of the participant's average monthly compensation plus 1.75% of the participant's average monthly compensation over $833 per month (b) multiplied by the participant's years of service while a participant in the Pension Plan and Empire's terminated pension plan (up to a maximum of 35 years) (c) less such participant's benefit under Empire's terminated pension plan. The maximum benefit payable under the Pension Plan is $90,300 per year, as adjusted for increases in the cost of living. A participant's average compensation is the average of his total compensation during the five consecutive plan years or calendar years completed during which compensation is highest. A participant will be 100% vested in his Pension Plan benefit upon completing five years of credited service. Once a participant attains age 55, early retirement age under the Pension Plan, and has completed ten years of service, he may receive an immediate benefit from the Pension Plan.

	The amounts set forth in the following table show estimated annual benefits upon retirement, 30% of the cost of which is paid by the Company through the pooling arrangement. The basic benefit amounts listed in the table are not subject to any deduction for Social Security benefits or other offset amounts.


                                   Years of Service

Highest 5-Year
Average Compensation
at Retirement               10        15        20        25        30        35

$ 10,000                     $ 1,300   $ 1,950   $ 2,600   $ 3,250   $ 3,900   $ 4,550
  25,000                       3,925     5,888     7,850     9,813    11,775    13,738
  50,000                       8,300    12,450    16,600    20,750    24,900    29,050
  75,000                      12,675    19,013    25,350    31,688    38,025    44,363
 100,000                      17,050    25,575    34,100    42,625    51,150    59,675
 150,000                      25,800    38,700    51,600    64,500    77,400    90,300



Salary Cap Restoration Plan

	In 1994, Empire established a Salary Cap Restoration
Plan ("SCR Plan") for certain officers of the Company and Empire. Under the SCR Plan, Empire will provide these officers with an additional benefit, to be paid in a lump-sum upon retirement, equal to the difference between the actuarially determined lump-sum benefits, as computed under the Pension Plan, of the officer's highest five year average compensation (not to exceed $300,000) and the current maximum compensation limit of $150,000. The SCR Plan is an unfunded plan.

	Under the pooling arrangement, the Company is obligated to pay 30% of the cost of benefits payable under the SCR Plan.

Employees' Savings Plan

	Empire has the Empire Insurance Company Employees'
Savings Plan (the "Savings Plan"), under which each eligible employee is able to defer a percentage of his annual compensation, up to a maximum of 15% of his annual compensation or $9,240, as adjusted for increases in the cost of living, whichever is less, and have Empire contribute such deferred amounts to the Savings Plan on his behalf. Empire makes matching contributions to the Savings Plan, up to certain limits. In 1995, Empire matched 65% of each participant's deferral contribution up to a maximum matching contribution of $650. A participant is always 100% vested in his plan benefit. A participant may contribute, from his after-tax dollars, an amount, not to exceed 10% of his annual compensation. Effective July 1996, the Savings Plan was amended to allow Empire matching contributions equal to 50% of an employee's contributions up to a maximum of 2.5% of the employee's salary. Under the pooling arrangement, the Company is obligated to provide 30% of Empire's contributions under the Savings Plan.

Supplemental Retirement Plan

	Under Empire's Supplemental Retirement Plan, eligible employees who work until their normal retirement date, which, under this plan, is the last day of the month in which such employee attains 60 years of age, are entitled to receive monthly benefits equal to (a) the difference between (i) one twelfth of a stipulated percentage (the "stipulated percentage") of such participant's final average compensation (the "base amount") and
(ii) the aggregate amount of the monthly pension and benefit entitlement such participant would receive under Empire's Pension Plan, Savings Plan and other employee pension benefit plans if such benefits were paid in the form of an annuity for the life of the participant and fifty percent of the participant's monthly Social Security benefit, multiplied, unless otherwise specified in the plan, by (b) a fraction, not exceeding one (the "reduction factor"), the numerator of which is the number of the participant's years of service and the denominator of which is five. Final average compensation is the average annual compensation paid during any five consecutive calendar years during which the participant's compensation was highest. The plan provides that the minimum benefit payable is equal to the base amount multiplied by the reduction factor. Participants remaining in the employ of the Company after the normal retirement date continue to accrue benefits under the plan. Early retirement, between age 55 and 60 under this plan, is permitted provided the participant electing early retirement has at least ten years of service. Amounts payable under the plan are payable out of the assets of the Trust to Fund Benefits under Certain Unfunded Deferred Compensation Plans of the Company, established effective November 1, 1987 (the "Trust Fund"). The Trust Fund is subject to the claims of certain creditors of the Company if the Company becomes insolvent. The Board of Directors had designated one key employee, Andrew W. Attivissimo, to receive benefits under the plan based on a maximum stipulated percentage of 60% and a minimum stipulated percentages of 30%. Upon his retirement, Mr. Attivissimo received a lump sum payment under the plan of $1,901,000.

OTHER MATTERS

	Management knows of no other business to come before the Meeting; however, if any other business properly comes before the Meeting, it is the intention of the persons named in the proxy to vote in accordance with their best judgment of what is in the best interests of the Company.

	To assure representation of your interest if you cannot attend the Meeting, please sign and return promptly the proxy in the enclosed envelope.

	By Order of the Board of Directors.

 					      John R. Petrowski
						Corporate Secretary
October 22, 1997

                        ALLCITY INSURANCE COMPANY

                    PROXY SOLICITED BY MANAGEMENT FOR
                     ANNUAL MEETING OF SHAREHOLDERS

                             November 18, 1997


	The undersigned, being a shareholder of Allcity Insurance Company, hereby appoints Messrs. John R. Petrowski and Bruce Osterman, or either of them, as attorneys and proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company, to be held at the offices of the Company, 122 Fifth Avenue, New York, New York 10011 on the 18th day of November, 1997 at 10:00 a.m., and at any adjournments thereof, upon the matters which appear on this proxy form, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present, hereby ratifying all that said attorneys and proxies may do by virtue hereof.

	Every properly signed proxy form will be voted in accordance with specifications made thereon and may be voted in the discretion of such proxy with respect to any other matters that may properly come before the Meeting. If no specifications are made it will be voted FOR the Election of Directors.

                 (Continued and to be SIGNED on Reverse Side)

                          ^ FOLD AND DETACH HERE ^

                                                  Please mark    -----
                                                  your votes as  | X |
                                                  indicated in   -----
                                                  this example

Management Recommends a Vote "FOR" the Following Proposal:

(1) Election of Directors

      FOR      Withhold Authority To     Nominees:  Joel M. Berlin,
  All Nominees Vote For All Nominees          Ian M. Cumming, Thomas E.
     Listed           Listed                  Mara, Joseph S. Steinberg
                                              and Daniel G. Stewart

      -----            -----             For election to Class I of the
      |   |            |   |                  Board of Directors
      -----            -----
                                         (Instruction: To withhold for any
                                              individual nominee, strike a
                                              line through the nominee's
                                              name above.)



                                        Dated----------------------, 1997
                              -----|
                                   |    ---------------------------------
                                   |
                                        ---------------------------------
                                        Signature(s) of Shareholder
                                        (Signature should agree with name
                                         as it appears hereon.  Executors,
                                         administators, trustees, guardians
                                         and attorneys should also indicate
                                         when signing.  Attorneys should
                                         submit powers of attorney.)

                                         PLEASE RETURN THIS PROXY IN THE
                                         ENCLOSED STAMPED ENVELOPE.


                          ^ FOLD AND DETACH HERE ^